EXHIBIT A

                             JOINT FILING AGREEMENT

         HarbourVest Partners, LLC, Edward W. Kane and D. Brooks Zug agree that the Schedule 13G, to which this Agreement is attached, relating to the Common Stock of The Ultimate Software Group, Inc., is filed on behalf of each of them.

Dated:  February 7, 2003          HARBOURVEST PARTNERS, LLC

                                  By:  /s/ Martha D. Vorlicek
                                       ----------------------
                                  Name:    Martha D. Vorlicek

                                  Title:   Managing Director


Dated:  February 7, 2003          EDWARD W. KANE

                                  By:  /s/ Edward W. Kane
                                       ------------------
                                  Name:    Edward W. Kane


Dated:  February 7, 2003          D. BROOKS ZUG

                                  By:  /s/ D. Brooks Zug
                                       ------------------
                                  Name:    D. Brooks Zug

                                PAGE 8 OF 8 PAGES